Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for the First Quarter

Diluted Earnings per Share of $0.39, up 3.2% vs. 1Q15

Adjusted Diluted Earnings per Share of $0.43, up 14.6% vs. 1Q15

COLUMBUS, Ga., April 19, 2016 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2016.

First Quarter Highlights

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Net income available to common shareholders for the first quarter 2016 was $50.0 million or $0.39 per diluted share as compared to $55.8 million, or $0.43 per diluted share for the previous quarter and $51.4 million, or $0.38 per diluted share for the first quarter 2015.

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Adjusted diluted earnings per share of $0.43 excluding loss on early extinguishment of debt, litigation contingency/settlement expense, and restructuring charges, up 14.6% from $0.38 per adjusted diluted share for the first quarter 2015.

•	Total loans grew $328.6 million or 5.9% annualized from the previous quarter and $1.65 billion or 7.8% as compared to the first quarter 2015.

•	Average core deposits grew $55.9 million or 1.0% annualized from the previous quarter and $2.09 billion or 10.5% as compared to the first quarter 2015.

•	Total revenues[1] of $281.3 million, up $2.5 million or 0.9% from the previous quarter and 4.8% from the first quarter 2015.

•	Net interest margin of 3.27%, up 9 basis points from the previous quarter and down 1 basis point from the first quarter 2015.

•	Credit quality metrics remained favorable with a net charge-off ratio of 13 basis points, up 7 basis points from the previous quarter and down 10 basis points from the first quarter 2015.

•	The company continued to return capital to shareholders during the quarter, acquiring an additional $110.9 million of common stock.

¡	From inception of the existing $300 million repurchase program announced in October 2015 through April 18, 2016, the company has repurchased $158.5 million of common stock, reducing the total share count by 5.4 million.

•	During the quarter, Synovus paid a common stock dividend of $0.12 per share, representing a 20% increase from the fourth quarter 2015 dividend.

1 Consists of net interest income and non-interest income excluding investment securities gains, net

“During the first quarter, we demonstrated continued overall progress through increased revenue, driven by balance sheet growth and net interest margin expansion, as well as through improved efficiency. We also continued our return of capital to shareholders, reaching the halfway mark of our current $300 million common share repurchase program,” said Kessel D. Stelling, Synovus Chairman and CEO. “We are making ongoing investments in talent to broaden relationships and increase share in all business lines, especially in key high-growth markets. Our exceptional team remains deeply committed to serving our customers and communities while crisply executing on the right strategic priorities for improved long term financial performance.”

Balance Sheet

•	Total loans ended the quarter at $22.76 billion, up $328.6 million or 5.9% annualized from the previous quarter and up $1.65 billion or 7.8% as compared to the first quarter 2015.

¡	Commercial real estate loans grew by $216.3 million or 11.8% annualized from the previous quarter and $693.6 million or 10.1% as compared to the first quarter 2015.

¡	Commercial and industrial loans grew by $40.0 million or 1.5% annualized from the previous quarter and $514.7 million or 5.0% as compared to the first quarter 2015.

¡	Retail loans grew by $71.7 million or 6.7% annualized from the previous quarter and $443.7 million or 11.3% as compared to the first quarter 2015.

•	Total average deposits for the quarter were $23.21 billion, down $34.0 million or 0.6% annualized from the previous quarter and up $1.60 billion or 7.4% as compared to the first quarter 2015.

¡	Average core deposits for the quarter grew by $55.9 million or 1.0% annualized from the previous quarter and $2.09 billion or 10.5% as compared to the first quarter 2015.

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Average core deposits, excluding state, county, and municipal deposits, declined $81.6 million or 1.7% annualized from the previous quarter and grew $1.88 billion or 10.6% as compared to the first quarter 2015.

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Period-end core deposits, excluding state, county, and municipal deposits, increased $238.2 million or 4.9% annualized from the previous quarter and $1.61 billion or 8.8% as compared to the first quarter 2015.

Core Performance

•	Total revenues[1] were $281.3 million, up $2.5 million or 0.9% from $278.7 million in the previous quarter and up 4.8% as compared to the first quarter 2015.
•	Net interest income was $218.2 million, up $5.6 million or 2.6% from $212.6 million in the previous quarter and up 7.3% as compared to the first quarter 2015.
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The net interest margin increased 9 basis points to 3.27% compared to 3.18% in the previous quarter. The yield on earning assets was 3.73%, 10 basis points higher than the previous quarter, and the effective cost of funds increased 1 basis point to 0.46%.

•	Total non-interest income was $63.1 million, down $3.0 million or 4.6% from the previous quarter and 3.1% as compared to the first quarter 2015.
¡	Mortgage banking income increased $1.3 million or 32.6% from the previous quarter.
¡	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, decreased $796 thousand or 4.0% from the previous quarter.

1 Consists of net interest income and non-interest income excluding investment securities gains, net

¡	Core banking fees[2] decreased $1.7 million or 4.8% from the previous quarter driven by a decrease in service charges on deposits of $811 thousand.

•	Total non-interest expense for the first quarter 2016 was $188.2 million, up $5.2 million or 2.8% from the previous quarter and up $9.3 million or 5.2% as compared to the first quarter 2015.

•	Adjusted non-interest expense for the first quarter 2016 was $179.3 million, down $1.1 million or 0.6% from the previous quarter and up $659 thousand or 0.4% as compared to the first quarter 2015.

¡	Employment expense of $101.4 million increased $5.8 million or 6.1% from the previous quarter driven by seasonally higher employment taxes.
¡	Professional fees of $6.4 million decreased $1.9 million or 22.9% from the previous quarter.
¡	Advertising expense of $2.4 million decreased $1.3 million or 34.5% from the previous quarter.

Credit Quality

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Total non-performing assets were $216.6 million at March 31, 2016, up $1.2 million or 0.6% from the previous quarter and down $53.5 million or 19.8% from March 31, 2015. The non-performing asset ratio was 0.95% at March 31, 2016 compared to 0.96% at the end of the previous quarter and 1.28% at March 31, 2015.

•	Provision expense increased $4.4 million as compared to the previous quarter.

¡	The increase was primarily attributable to a decrease in the volume of recoveries in the first quarter of 2016 as compared to the previous quarter.

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Net charge-offs were $7.4 million in the first quarter 2016, up $3.9 million from $3.4 million in the previous quarter. The annualized net charge-off ratio was 0.13% in the first quarter compared to 0.06% in the previous quarter.

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Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.28% of total loans at March 31, 2016 compared to 0.21% the previous quarter and 0.27% at March 31, 2015. Total loans past due 90 days or more and still accruing were 0.01% of total loans at March 31, 2016, unchanged from December 31, 2015 and compared to 0.02% at March 31, 2015.

Capital Ratios

Capital ratios remained strong and include the impact of $110.9 million in common stock repurchases and the repurchase of $124.7 million of the outstanding subordinated notes that mature in 2017.

•	Common Equity Tier 1 ratio was 10.05% at March 31, 2016 compared to 10.37% at December 31, 2015.

•	Tier 1 Capital ratio was 10.05% at March 31, 2016 compared to 10.37% at December 31, 2015.

•	Total Risk Based Capital ratio was 12.26% at March 31, 2016 compared to 12.70% at December 31, 2015.

•	Tier 1 Leverage ratio was 9.15% at March 31, 2016 compared to 9.43% at December 31, 2015.

•	Tangible Common Equity ratio was 9.62% at March 31, 2016 compared to 9.90% at December 31, 2015.

[2]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

First Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 19, 2016. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/events. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $29 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 257 branches, and 335 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; core deposits excluding state, county, and municipal deposits; tangible common equity to tangible assets ratio; common equity Tier 1 (CET1) ratio (fully phased-in); adjusted earnings per diluted share; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total deposits; total shareholders’ equity to total assets ratio; net income per common share; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total deposits; total shareholders’ equity to total assets ratio; net income per common share; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; core deposits excluding state, county, and municipal deposits; tangible common equity to tangible assets ratio; common equity Tier 1 (CET1) ratio (fully phased-in); adjusted earnings per diluted share; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total deposits; total shareholders’ equity to total assets ratio; net income per common share; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	1Q16	4Q15	1Q15

Average core deposits

Average core deposits excluding state, county, and municipal deposits

Average total deposits	$ 23,210,263	23,244,256	21,615,049

Subtract: Average brokered deposits	(1,095,239)	(1,185,093)	(1,594,822)

Average core deposits	22,115,024	22,059,163	20,020,227

Subtract: Average state, county, and municipal deposits	(2,440,749)	(2,303,278)	(2,224,193)

Average core deposits excluding state, county, and municipal deposits	$ 19,647,275	19,755,885	17,796,034

Core deposits excluding state, county, and municipal deposits

Total deposits	$ 23,449,928	23,242,661	22,107,849

Subtract: Brokered deposits	(1,204,517)	(1,075,520)	(1,604,946)

Core deposits	22,245,411	22,167,141	20,502,903

Subtract: State, county, and municipal deposits	(2,344,361)	(2,504,315)	(2,207,935)

Core deposits excluding state, county, and municipal deposits	$ 19,901,050	19,662,826	18,294,968

Tangible common equity to tangible assets ratio

Total assets	$ 29,171,257	28,792,653	27,633,784

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(277)	(471)	(1,061)

Tangible assets	29,146,549	28,767,751	27,608,292

Total shareholders’ equity	2,953,268	3,000,196	3,030,635

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(277)	(471)	(1,061)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,802,580	2,849,314	2,879,163

Total shareholders’ equity to total assets ratio	10.12%	10.42%	10.97

Tangible common equity to tangible assets ratio	9.62%	9.90%	10.43

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q16	4Q15	1Q15

Common equity Tier 1 (CET1) ratio (fully phased-in)

Common equity Tier 1 (CET1)	$ 2,609,191	2,660,016	2,592,618

Adjustment related to capital components	(125,980)	(128,480)	(128,480)

CET1 (fully phased-in)	$ 2,483,211	2,531,536	2,464,138

Total risk-weighted assets (fully phased-in)	$ 26,216,248	25,915,650	24,307,203

Common equity Tier 1 (CET1) ratio (fully phased-in)	9.47%	9.77%	10.14%

Adjusted net income per common share, diluted

Net income available to common shareholders	$ 49,972	55,839	51,404

Add: Litigation contingency/settlement expenses (after-tax) (1)	1,712	457	-

Add: Restructuring charges (after-tax)	723	44	(67)

Add: Loss on early extinguishment of debt (after-tax)	3,002	988	-

Adjusted net income available to common shareholders	$ 55,409	57,328	51,337

Weighted average common shares outstanding - diluted	127,857	131,197	135,744

Adjusted net income per common share, diluted	$ 0.43	0.44	0.38

Adjusted non-interest Expense

Total non-interest expense	$ 188,233	183,033	178,908

Subtract: Restructuring charges	(1,140)	(69)	107

Subtract: Visa indemnification charges	(360)	(371)	(375)

Subtract: Loss on early extinguishment of debt	(4,735)	(1,533)	-

Subtract: Litigation contingency/settlement expenses(1)	(2,700)	(710)	-

Adjusted non-interest expense	$ 179,298	180,350	178,640

(1)  Amounts for other periods presented herein are not reported separately as amounts are not material.